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                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY


Name                                            Jurisdiction of Incorporation
----                                            -----------------------------

Epicor Software Argentina S.A.                  Argentina
Epicor Software (Asia) PTE Ltd.                 Singapore
Epicor Software (Aust) Pty Ltd                  Australia
DataWorks International Export Corporation      Barbados
Epicor Software B.V.I. Limited                  Britsh Virgin Islands
Epicor Software Canada, Ltd.                    Canada
Epicor Software France S.A.                     France
Epicor Software Deutschland GmbH                German
Epicor Software (Ireland) Limited               Ireland
Epicor Software (Holdings)                      Ireland
Epicor Software Mexico, S.A. de C.V.            Mexico
Epicor Software Nederland BV                    Netherlands
Epicor Software (NZ) Limited                    New Zealand
Epicor Software (North Asia) Limited            Hong Kong
Epicor Software Nordic AB                       Sweden
Epicor Software (Taiwan) Limited                Republic of China
Epicor Software (UK) Limited                    UK
Epicor Limited.                                 UK
Interactive (UK) Limited                        UK
Cypher Business Systems Limited                 UK